                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the Registrant  |_|
         Filed by a Party other than the Registrant  |X|

         Check the appropriate box:
         |X|Preliminary Proxy Statement                       |_| Confidential.  For use of the Commission Only
                                                                  (as permitted by Rule 14a-6(e)(2))

         |_| Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Community Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                  Stockholders for Integrity and Responsibility
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No fee required.
         |_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

--------------------------------------------------------------------------------

         [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------


         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

                     [ PRELIMINARY - SUBJECT TO COMPLETION ]

                  STOCKHOLDERS FOR INTEGRITY AND RESPONSIBILITY
                                  P. O. BOX 668
                           BLOUNTSVILLE, ALABAMA 35031
                                 (888) 463-4419

                                  April __, 1999

Dear Fellow Stockholders of
    Community Bancshares Inc.:

         We are sending the accompanying Proxy Statement and the enclosed BLUE proxy card to you as one of the holders of the common stock, par value $.10 per share, of Community Bancshares, Inc. (the "Company") in order to solicit your proxy for use at this year's Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at the Administrative Building of the headquarters of the Company, Highway 231 South, Blountsville, Alabama, on Thursday, April 22, 1999 at 10:00 a.m., Central Time.

         We believe that the Annual Meeting is critical to the future of the Company and its stockholders, and we need your help in making sure that the investment all of us have in the Company is protected. In this regard, there are a number of facts concerning the Company and its management about which you should be aware, facts that will make you, as a hard working member of your community, as angry as we are. For example, did you know any of the following about the Company and its management?

         -- In 1996, the Company amended its employment agreement with its Chairman of the Board, President and Chief Executive Officer, Kennon R. Patterson, Sr. ("Mr. Patterson") to extend it through 2008. The Company guaranteed Mr. Patterson that it would employ him for 12 years and pay him MORE THAN $14.8 MILLION. He was paid cash compensation of $694,600 and $778,246 during 1997 and 1998, respectively. Through the Company, Mr. Patterson currently has the use of a BMW 750 iL, which has a list price of approximately $92,100. We believe that the Company paid for Mr. Patterson to join Old Overton Country Club, which is located in an exclusive suburb in Birmingham, Alabama, and that the Company is paying his monthly dues. We also believe that the Company paid for Mr. Patterson and his son to go hunting in Alaska last year with several of the Company's other officers and a Director.

         -- We believe that Mr. Patterson employs at least six other family members at the Company - Hodge Patterson, III, Tracy Patterson, Kim Patterson, Edward Ferguson, Francesca "Frankie" Ferguson and Kennon R. "Chip" Patterson, Jr. Although the Company has not disclosed how much Mr. Patterson is paying each of his family members, it has disclosed that his brother, Hodge, was paid cash compensation of $208,600 and $206,029 in 1997 and 1998, respectively.

         -- As if seven Pattersons on the Company's payroll are not enough, the Company and its subsidiaries paid $1,139,433 and $666,492 during 1997 and 1998, respectively, to Mr. Patterson's wife, Carolyn, who owns and operates Heritage Interiors, for her interior design services and various furnishings. It is our understanding that Heritage Interiors has no employees or location open to the public and that the Company and its subsidiaries are the only customers of Heritage Interiors.

         -- We believe that Mr. Patterson and various other officers and Directors of the Company and its subsidiaries are profiting from their control of the Company by engaging in various related-party transactions with the Company. For example, the Company paid Heritage Valley Farms, which is owned by Mr. Patterson, $96,300 and $51,465 in 1997 and 1998, respectively, for lawncare services rendered to the Company and its subsidiaries. In February 1999, Community Bank, the Company's principal subsidiary, entered into a new contract with Heritage Valley Farms in which Community Bank agreed to pay Mr. Patterson's business $7,058 per month for lawncare services at only 12 of Community Bank's locations.

         -- And who is guarding the hen house? Doug Schauer, Mr. Patterson's son-in-law, and his accounting firm! They perform the "preliminary audit work" for yet another accounting firm that actually issues audit opinions to the Company. During 1998, the Company or its subsidiaries paid Mr. Patterson's son-in-law and his accounting firm $165,000 for their services. How can we ever be sure that Mr. Patterson is truly accountable to the stockholders for his actions with an auditor that has such a serious conflict of interest?

         Needless to say, we are quite concerned about the cost of Mr. Patterson and his family to the Company. Based on the best information available to us, all of the payments to the Patterson family totaled at least $2,236,787 and $1,918,232 in 1997 and 1998, respectively. We believe that these payments have had a major adverse effect on your investment in the Company. The Company's income from operations decreased from $_____ in 1997 to $______in 1998, a decrease of ___%. We believe that this decline in income from operations is attributable in large measure to the related-party transactions and the nepotism of Mr. Patterson and to the acquiescence by the Board of Directors in such transactions.

         Mr. Patterson evidently believes that he is not required to be accountable to the stockholders of the Company. With the help of the incumbent Directors, he has put in place a number of provisions, such as a "poison pill" and certain amendments to the Bylaws of the Company, which are intended to unreasonably protect his and his family's positions with and compensation received from the Company. In addition, he is proposing even more protections for adoption at the Annual Meeting. THIS MUST CHANGE! IN ORDER TO ASSURE THAT ALL STOCKHOLDERS' INVESTMENT IN THE COMPANY IS PROTECTED, WE BELIEVE THAT THE STOCKHOLDERS MUST ELECT AS MANY NEW DIRECTORS AND ADOPT AS MANY OF THE STOCKHOLDER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AS POSSIBLE. In addition, the Company's proposals to reappoint the Company's auditor and to amend and restate its Certificate of Incorporation must not be allowed to pass. In our view, the election of our nominees for Director will allow the stockholders to have meaningful input in governing the operations of the Company and will work towards ensuring that checks and balances are in place for the future so that we can guard against the incumbent Directors' desire to protect their personal interests. Just imagine what your investment could be worth if Mr. Patterson weren't getting rich at your expense!

         You must act now! There may not be a group of stockholders in the future willing to take action to challenge Mr. Patterson if he continues to run the Company as if it were his personal kingdom. The Patterson family must not continue to get rich at the stockholders' expense. None of us can afford for Mr. Patterson to continue conducting his business as usual.

         Vote to support our nominees and the stockholder proposals in order to protect your investment in the Company. We are significant stockholders of the Company, our interests are aligned with yours and we have every incentive to increase stockholder value. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE! If you need help in voting your shares, please call us at our toll-free telephone number above. Thank you for your support.

                                   Sincerely,

                  STOCKHOLDERS FOR INTEGRITY AND RESPONSIBILITY

   Brian A. Corr                 Doris J. Corr            R. C. Corr, Jr.

  Joan M. Currier             John David Currier          A. Lee Hanson

  Jimmy C. Smith               J. R. Whitlock, Sr.    William S. Wittmeier, Jr.

                                 PROXY STATEMENT
                                       OF
                THE STOCKHOLDERS FOR INTEGRITY AND RESPONSIBILITY

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           COMMUNITY BANCSHARES, INC.

                                 APRIL 22, 1999

                                  INTRODUCTION

         This proxy statement (the "Proxy Statement") and the enclosed BLUE proxy card are being furnished to holders of the common stock, par value $.10 per share (the "Common Stock"), of Community Bancshares, Inc., a Delaware corporation (the "Company"), by the Stockholders for Integrity and Responsibility (the "Committee") in connection with the solicitation of proxies from the Company's stockholders to be used at the 1999 Annual Meeting of Stockholders of the Company, including any adjournments or postponements, continuations or reschedulings thereof (the "Annual Meeting"). The Committee is comprised of Bryan A. Corr, Doris J. Corr, R. C. Corr, Jr., Joan M. Currier, John David Currier, A. Lee Hanson, Jimmy C. Smith, J. R. Whitlock, Sr. and William S. Wittmeier, Jr. According to preliminary proxy materials filed by the Company with the Securities and Exchange Commission (the "Commission"), the Annual Meeting is currently scheduled to be held on Thursday, April 22, 1999, at the Administrative Building of the headquarters of the Company, Highway 231 South, Blountsville, Alabama, at 10:00 a.m., Central Time. This Proxy Statement and the enclosed BLUE proxy card are first being furnished to the Company's stockholders on or about [ ] .

         Your Proxy will authorize the Committee to take the following actions at the Annual Meeting:

         1. Elect the Directors nominated by the Committee (the "Stockholder Nominees");

         2. Adopt an amendment to the Bylaws to restrict the composition of the Board of Directors (sometimes hereinafter referred to as the "Board") of the Company (with the exception of the President) to independent directors;

         3. Adopt an amendment to the Bylaws to provide for declassification of the Board of Directors;

         4. Adopt an amendment to the Bylaws of the Company (the "Bylaws") to separate the positions of Chairman of the Board and President of the Company;

         5. Adopt an amendment to the Bylaws to appoint an advisory committee of stockholder representatives;

         6. Adopt an amendment to the Bylaws to set forth certain requirements with respect to the independent auditor of the Company;

         7. Reject the ratification of the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP to serve as independent auditor of the Company and its subsidiaries for the year ending December 31, 1999;

         8. Reject the approval and adoption of an Amended and Restated Certificate of Incorporation of the Company; and

         9. The transaction of such other business as may properly come before the Annual Meeting.

Each of items 2, 3, 4, 5 and 6 is hereinafter referred to individually as a "Stockholder Proposal" and collectively as the "Stockholder Proposals". Each of items 7 and 8 is hereinafter referred to individually as a "Management Proposal" and collectively as the "Management Proposals".

         YOUR VOTE IS IMPORTANT! A VOTE FOR THE STOCKHOLDER NOMINEES AND THE STOCKHOLDER PROPOSALS AND A VOTE AGAINST THE MANAGEMENT PROPOSALS IS A VOTE FOR CHANGE. WE URGE YOU TO JOIN THE COMMITTEE AS DESCRIBED HEREIN.

                               GENERAL INFORMATION

         The Annual Meeting will be held at the Administrative Building of the headquarters of the Company, Highway 231 South, Blountsville, Alabama on Thursday, April 22, 1999, at 10:00 a.m., Central Time. The Board of Directors has fixed the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as March 15, 1999 (the "Record Date"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock held by them on the Record Date. As of March 15, 1999, the total number of shares of Common Stock reported by the Company as being outstanding was 4,656,847. To the knowledge of the Committee, the Common Stock is the only class of voting securities of the Company outstanding as of the Record Date.

         TO ELECT THE STOCKHOLDER NOMINEES AND TO VOTE IN FAVOR OF THE STOCKHOLDER PROPOSALS AND AGAINST THE MANAGEMENT PROPOSALS, PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO COMPLETE AND RETURN THE ENCLOSED BLUE PROXY CARD. PROPERLY VOTING THE ENCLOSED BLUE PROXY CARD AUTOMATICALLY REVOKES ANY PROXY PREVIOUSLY SIGNED BY YOU. REMEMBER, ONLY YOUR LATEST DATED AND SIGNED PROXY WILL BE VOTED.

         If the enclosed BLUE proxy card is properly executed and received by the Committee before or at the Annual Meeting, the shares of Common Stock represented thereby will be voted by the persons designated therein in accordance with the directions indicated thereon. If you sign the BLUE proxy card but do not make any specific choices, your proxy will vote your shares of Common Stock as follows:

         -- "FOR" the election of the Stockholder Nominees to the Board of Directors.

         -- "FOR" the Stockholder Proposal to amend the Bylaws to restrict the composition of the Board of Directors (with the exception of the President) to independent directors.

         -- "FOR" the Stockholder Proposal to amend the Bylaws to provide for declassification of the Board of Directors.

         -- "FOR" the Stockholder Proposal to amend the Bylaws to separate the position of Chairman of the Board and President of the Company.

         -- "FOR" the Stockholder Proposal to amend the Bylaws to appoint an advisory committee of stockholder representatives.

         -- "FOR" the Stockholder Proposal to amend the Bylaws to set forth certain requirements with respect to the independent auditor of the Company.

         -- "AGAINST" the Management Proposal to ratify the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP to serve as independent auditor of the Company and its subsidiaries for the year ending December 31, 1999.

         -- "AGAINST" the Management Proposal to approve and adopt an Amended and Restated Certificate of Incorporation of the Company.

         THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



                                  THE COMMITTEE

         The Committee is composed of Bryan A. Corr, Doris J. Corr, R. C. Corr, Jr., Joan M. Currier, John David Currier, A. Lee Hanson, Jimmy C. Smith, J. R. Whitlock, Sr. and William S. Wittmeier, Jr. The Committee beneficially owns 464,003 shares, representing approximately 10.0% of the shares of Common Stock reported by the Company as being outstanding as of March 19, 1999. The Committee intends to vote the shares of Common Stock it beneficially owns for the Stockholder Nominees and the Stockholder Proposals and against the Management Proposals.

         The members of the Committee and certain additional persons, including the Stockholder Nominees, may be deemed "participants" in this proxy solicitation within the meaning of Rule 14a-11(b) promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Certain information relating to the beneficial ownership of Common Stock by participants in the solicitation and certain other information is contained in Schedules I-A and I-B to this Proxy Statement and is hereby incorporated herein by reference.

         None of the participants in this proxy solicitation or any of their respective associates (i) is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company; (ii) owns any securities of any parent or subsidiary of the Company; or (iii) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party.


                          REASONS FOR THE SOLICITATION

         The Committee believes that the Annual Meeting is critical to the future of the Company and its stockholders and, accordingly, is requesting proxies from stockholders of the Company to take certain action at the Annual Meeting. The Committee's concerns are based upon, among other things, the fact that the Company's income from operations decreased from $________ in 1997 to $______ in 1998, a decrease of ___%. The Committee believes that this decline in income from operations is attributable in large measure to the related-party transactions and the nepotism of the Company's Chairman of the Board, President and Chief Executive Officer, Kennon R. Patterson, Sr. ("Mr. Patterson") and to the acquiescence by the Board of Directors in such transactions.

         Over the past few years, the Board of Directors has entered into an unusually large and costly number of transactions with Mr. Patterson and various members of the Patterson family. Some of those transactions are described in the Company's preliminary proxy materials. The Committee believes that these transactions have had a detrimental effect on the operations and operating results of the Company, and consequently on the value of each and every stockholder's investment in the Company.

         In 1996, the Company amended its employment agreement with Mr. Patterson to extend it through 2008. The Company agreed to employ Mr. Patterson for 12 years and pay him more than $14.8 million. He was paid cash compensation of $694,600 and $778,246 during 1997 and 1998, respectively. Mr. Patterson's cash compensation is clearly excessive compared to that of executives of other bank holding companies in Alabama and Tennessee as demonstrated by the following graph:



                        COMPARISON OF CASH COMPENSATION
                    OF VARIOUS CHIEF EXECUTIVE OFFICERS (1)



                                1993        1994        1995         1996        1997        1998
                                ----        ----        ----         ----        ----        ----


Community Bancshares          $316,900    $620,400    $570,400     $632,400    $694,600    $778,246

BankFirst Corporation(2)                                            207,934     234,349     272,000

South Alabama                  210,000     130,000     142,500      155,000     167,500        --
Bancorporation(2)(5)

Auburn National                172,100     189,048     191,248      215,000     229,000        --
Bancorporation, Inc.(5)

Community Financial Group,     163,333     173,400     191,749      198,134     198,450        --
Inc.(2)(5)

Peoples Banktrust Co., Inc.    152,164     170,727     182,570      205,036     183,888        --
(2)(5)

First Southern Bancshares,        --       119,520     141,570      159,565     136,939     144,603
Inc.(3)

Pinnacle(4)(5)                    --        92,382     107,937      128,350     137,300        --


(1) Source: Annual proxy statements. Cash compensation disclosed by such companies in accordance with the rules of the Commission generally includes salary, bonuses and directors' fees, except as otherwise noted. Long-term compensation, pension benefits (including ESOP and 401(k) contributions), stock options, insurance, automobile use and other perquisites are not included in cash compensation.
(2)  Includes salary and bonus only.
(3) Directors' fees are included for 1995-98. The information provided for the indicated company does not disclose whether directors' fees are included in 1994.
(4)  Directors' fees are estimated for 1994-95.
(5)  Data for 1998 was unavailable at the date hereof.

                             ----------------------

         In addition to his cash compensation, Mr. Patterson appears to be receiving significant other benefits from the Company. The Committee believes that Mr. Patterson has the use of a BMW 750 iL, which has a list price of approximately $92,100, through the Company. The Committee believes that the Company paid for Mr. Patterson to join Old Overton Country Club, which is located in an exclusive suburb in Birmingham, Alabama, and that the Company is paying his monthly dues. The Committee also believes that the Company paid for Mr. Patterson and his son to go hunting in Alaska last year with several of the Company's other officers and a Director.

         The Committee believes that Mr. Patterson employs at least six other family members at the Company - Hodge Patterson, III, Tracy Patterson, Kim Patterson, Edward Ferguson, Francesca "Frankie" Ferguson and Kennon R. "Chip" Patterson, Jr. Although the Company has not disclosed in its preliminary proxy materials how much Mr. Patterson is paying each of his family members, it has disclosed that his brother, Hodge, was paid cash compensation of $208,600 and $206,029 in 1997 and 1998, respectively.

         In addition to the foregoing, the Company and its subsidiaries paid $1,139,433 and $666,492 during 1997 and 1998, respectively, to Mr. Patterson's wife, Carolyn, who owns and operates Heritage Interiors, for her interior design services and various furnishings. The Committee understands that Heritage Interiors has no employees or location open to the public and that the Company and its subsidiaries are the only customers of Heritage Interiors.

         The Committee believes that Mr. Patterson and various other officers and Directors of the Company and its subsidiaries are profiting from their control of the Company by engaging in various related-party transactions with the Company. For example, the Company paid Heritage Valley Farms, which is owned by Mr. Patterson, $96,300 and $51,465 in 1997 and 1998, respectively, for lawncare services rendered to the Company and its subsidiaries. In February 1999, Community Bank, the Company's principal subsidiary, entered into a new contract with Heritage Valley Farms in which Community Bank agreed to pay Mr. Patterson's business $7,058 per month for lawncare services at only 12 of Community Bank's locations.

         Mr. Patterson's son-in-law, Doug Schauer, and his accounting firm, Schauer, Taylor, Cox & Vise, P.C., perform "preliminary audit work" for the Company which is reviewed by another accounting firm, Dudley, Hopton- Jones, Sims & Freeman, PLLP, which actually issues audit opinions to the Company. During 1998, the Company paid Mr. Patterson's son-in-law and his accounting firm $165,000 for their services. The Committee does not believe that Mr. Patterson can be truly accountable to the stockholders for his actions with an auditor that has such a serious conflict of interest.

         Needless to say, the Committee is quite concerned about the cost of these transactions to the Company and its stockholders. Based on information available to the Committee, all of the payments to the Patterson family totaled at least $2,236,787 and $1,918,232 in 1997 and 1998, respectively. The Committee believes that these payments have had a major adverse effect on the Company's return on average assets as demonstrated by the following graph:


            PAYMENTS TO KENNON R. PATTERSON, SR. AND RELATED PARTIES
                  COMPARED TO RETURN ON AVERAGE ASSETS (ROAA)
                       OF COMMUNITY BANCSHARES, INC. (1)


----------------------------------------------------------------------------------------------------------------------------------
                                          1993             1994          1995             1996             1997             1998
----------------------------------------------------------------------------------------------------------------------------------
Payment to                              $477,650       $1,026,449      $970,546       $1,273,572       $2,236,787       $1,918,232
Kennon R.
Patterson,
Sr. and
Related
Parties (2)
----------------------------------------------------------------------------------------------------------------------------------
ROAA                                       1.107%           0.974%        0.824%           0.820%           0.742%           0.665%
----------------------------------------------------------------------------------------------------------------------------------

(1) Source: Annual proxy statements and Forms 10-K, as filed with the Commission.

(2) Payments by the Company to Mr. Patterson and his related parties include (i) his cash compensation; (ii) the cash compensation paid to Mr. Patterson's brother, Hodge Patterson, III; (iii) the payments to Heritage Interiors, which is owned by Mr. Patterson's wife, Carolyn Patterson (except that information respecting any payments made during 1993 was unavailable); (iv) the payments made to Royal Acres, which is owned by Mr. Patterson; (v) the payments made to Heritage Farms, which is owned by Mr. Patterson; (vi) the Directors' fees paid to Mr. Patterson's brother-in-law, Edward Ferguson; and (viii) the accounting fees paid to Schauer, Taylor, Cox & Vise, P.C., an accounting firm of which Mr. Patterson's son-in-law, Doug Schauer, is a shareholder. The cash compensation paid to Mr. Patterson and his brother, Hodge Patterson, III, includes salary, bonuses and other cash payments (including Directors' fees), but excludes long-term compensation, pension benefits (including ESOP and 401(k) contributions), stock options, insurance, automobile use, partnership distributions from Com-Pac (a partnership of which Mr. Patterson is a partner that leased and sold property to the Company and/or its subsidiaries) and other perquisites.

                             ----------------------

        The Committee is seeking a change in the direction of the Company in a positive manner, to the benefit of all stockholders. The Committee believes that it is in the stockholders' best interests to elect the Stockholder Nominees, adopt the Stockholder Proposals and vote against the Management Proposals. In the Committee's view, the election of the Stockholder Nominees and the rejection of the proposed Amended and Restated Certificate of Incorporation will allow the stockholders to have meaningful input in governing the operations of the Company and will work towards ensuring that checks and balances are in place for the future.

         The Committee urges you to act now! There may not be a group of stockholders in the future willing to take action to challenge Mr. Patterson if he continues to run the Company as if it were his personal fiefdom. The Patterson family must not continue to get rich at the stockholders' expense. The stockholders of the Company cannot afford for Mr. Patterson to continue conducting his business as usual.

         YOUR VOTE IS IMPORTANT! TO VOTE FOR THE STOCKHOLDER NOMINEES AND THE STOCKHOLDER PROPOSALS AND TO VOTE AGAINST THE MANAGEMENT PROPOSALS IN ORDER TO SAVE YOUR INVESTMENT IN THE COMPANY, COMPLETE, SIGN, DATE AND RETURN THE BLUE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE! IF YOU HAVE ALREADY SUBMITTED A PROXY CARD TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD WHICH WILL BE COUNTED AT THE ANNUAL MEETING.

                         BACKGROUND OF THE SOLICITATION

         On November 24, 1998, R. C. Corr, Jr., A. Lee Hanson, Jimmy C. Smith,
J. R. Whitlock, Sr. and William S. Wittmeier, Jr., each of whom is a member of the Committee (collectively, the "Proponents"), submitted the Stockholder Proposals to the Company in an effort to safeguard against the excesses of management described above. On December 17, 1998, the Proponents, together with Bryan A. Corr, who is a stockholder and was then a Director of the Company, met with Mr. Patterson and Bishop K. Walker, Vice Chairman of the Company, for the purpose of addressing the concerns underlying the Stockholder Proposals in a serious and substantive manner in the hope that the Stockholder Proposals could ultimately be withdrawn. Each of the Proponents expressed to management of the Company his individual concerns, including the excessive compensation of management and the number of related-party transactions between the Company and various members of management and members of their families. At the conclusion of the meeting, management indicated that it would promptly make a response to the persons present at the meeting.

         At a meeting of the Board of Directors on January 7, 1999, a stockholder rights plan, i.e., a "poison pill" (the "Rights Plan"), was adopted and it is believed that certain additional actions leading to the further entrenchment of management were taken. For example, the Bylaws of the Company were amended to require the vote of the holders of 80% of the Common Stock present and voting at a meeting of stockholders to alter, amend or repeal the Bylaws. Although the Company has not stated its reason for this latter action, it should be noted that at the time it raised the voting requirement, the Board of Directors was well aware of the Stockholder Proposals, each of which is a proposed amendment to the Bylaws.

         The Rights Plan permits the Board of Directors, under certain circumstances, to declare any stockholder or group of stockholders owning 10% or more of the Common Stock of the Company an "adverse person". Once designated as an "adverse person", the stockholder or group of stockholders cannot acquire any additional shares of Common Stock of the Company without triggering the rights of the non-adverse stockholders under the Rights Plan to buy a number of additional shares of Common Stock of the Company having a market value of twice the exercise price of such rights, thereby diluting the percentage ownership interest in the Company of the stockholder or group of stockholders determined to be an "adverse person". The Company, in a public filing with the Commission on or about March 3, 1999, disclosed that the Board had determined that the Proponents comprised an "adverse person" and lowered the threshold for triggering the rights under the Rights Plan to 10.5% for this group. The Committee believes that the Board, influenced by management of the Company, is misusing the Rights Plan in an effort to prevent the Committee from expressing its legitimate concerns about the Company to the stockholders.

         At the time the Proponents submitted their proposals to the Company, there were three members of Mr. Patterson's family, in addition to Mr. Patterson himself, who were Directors of the Company. The Committee understands that two of these three Patterson family members resigned from their positions as Directors of the Company in advance of the Board meeting held on January 7, 1999. The Committee believes such action to be an indication that the Board of Directors and management of the Company recognize the merit of the Proponent's concerns.

         On December 22, 1998, R. C. Corr, Jr. and his wife, Doris J. Corr, began requesting a list of the stockholders of the Company and certain related information (the "Stocklist Materials"). Given the Company's refusal to provide them with the Stocklist Materials, R. C. Corr, Jr. and Doris J. Corr were forced to file an action in the Court of Chancery in Delaware (the "Stocklist Lawsuit") to compel the Company to provide the information to which they were statutorily entitled under Delaware law. Only after the filing of the Stocklist Lawsuit did the Company finally provide the Stocklist Materials to R. C. Corr, Jr. and Doris
J. Corr on or about March 6, 1999 in connection with the settlement of the Stocklist Lawsuit.

         Effective January 28, 1999, Bryan A. Corr resigned as a Director of the Company. The letter by which Mr. Corr tendered his resignation to the Board is set forth in full below.



                                  BRYAN A. CORR
                              POST OFFICE BOX 1500
                             600 THIRD AVENUE, EAST
                           ONEONTA, ALABAMA 35121-0017
                                 (205) 625-3581


                                January 28, 1999

         VIA FEDERAL EXPRESS

         The Board of Directors
         Community Bancshares, Inc.
         68149 Main Street
         Blountsville, Alabama   35031

         Attn:    Mr. Kennon R. Patterson, Sr.,
                  Chairman of the Board, President
                    and Chief Executive Officer

                    RE: RESIGNATION AS A DIRECTOR OF COMMUNITY BANCSHARES, INC.

         Gentlemen:

                  The actions of the Board of Directors (the "Board") of Community Bancshares, Inc. (the "Company") since I became a Director in 1997, have increasingly troubled me. More importantly, the actions of the Board and management of the Company since the beginning of this year are both astounding and disappointing to me. Accordingly, I hereby tender my resignation as a Director of the Company effective immediately.

                  Although I tender my resignation with great regret, it is nevertheless a resignation that has been compelled by the actions of the Board and management. Those actions include, but are not limited to, the following:

                  1. The practice of management in failing to provide the members of the Board with a "Board Book" or similar information for each of the Board's meetings. Such preparatory materials should include full, complete and accurate information respecting the Company's operations in order that the members of the Board might be fully informed and carry out effectively their respective responsibilities and duties.

                  2. The refusal by the Board, a majority of which is composed of members of management, to adequately examine related-party transactions to which certain members of both the Board and management are parties. As you know, each time that I attempted to raise a question in connection with any related-party transaction, Ken Patterson, who is a party to many such transactions, refused to permit any meaningful discussion to take place concerning it.

                  3. The policy of the Board in failing to place the interests of the stockholders of the Company ahead of their own as evidenced by the various related-party transactions referenced above as well as the actions taken by the Board at its meeting on January 7, 1999. The "anti-takeover" measures adopted at that Board meeting will only have the ultimate effect of entrenching the Board and management and of making both unresponsive to the Company's stockholders.

                  4. The failure of the Board and management to respond to the proposals made by Jimmy C. Smith, J. R. Whitlock, Sr., A. Lee Hanson, William S. Wittmeier, Jr., and R. C. Corr, Jr. As I believe you know, these individuals and I met with Ken and B. K. Walker on December 17, 1998. At that meeting, each of the proponents voiced the concerns giving rise to his respective proposal. At the conclusion of the meeting, Ken assured us that he would endeavor to respond to the concerns voiced at the meeting within a short period of time. No response has yet been made, unless management's attempt to exclude the proposals from the Company's proxy materials relating to the 1999 annual meeting of stockholders and the actions taken by the Board on January 7, 1999 are to be deemed to be the intended response.

                  5. The numerous misrepresentations made by Ken in his letter to the stockholders of the Company dated January 8, 1999. In that letter, under the guise of informing the Company's stockholders of a dividend payment, Ken made numerous misrepresentations, including claiming that (i) the proponents are attempting to gain control of the Company; (ii) the proponents intend to sell the Company; (iii) the proposals are a "first step" towards such efforts; (iv) the adoption of the proposals would somehow facilitate such efforts and are so intended; and (v) the Board is "united" in opposition to the proposals. There is no basis in fact for any of those representations. Nothing in the proposals themselves or the proponents' statements in support of the proposals, and nothing in the Schedule 13D which I have filed with the Securities and Exchange Commission could remotely be interpreted as supporting such claims. Ken himself is aware that the Board of the Company is not "united" in its opposition to the proposals.

                  In addition to the foregoing grounds, I am compelled to tender my resignation as a Director of the Company because there is no doubt that I am unable to effectively function as a member of the Board due to several ongoing practices of management in relation to the Board. Specifically, Board meetings continue to be called without providing any agenda for such meetings or any preparatory materials. More importantly, it appears that Board action has been scripted in advance, thus discouraging open discussion among Board members. Accordingly, I believe that the discharge of my responsibilities as a Director of the Company is now impossible.

                  Because of my disagreement with the Company on the matters described above which relate to the Company's operations, policies and practices, I hereby request that the Company file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing my resignation from the Board of the Company and describing the reasons therefor, and attach this letter thereto.

                                                   Sincerely,

                                                   /s/ Bryan A. Corr

                                                   Bryan A. Corr

         BAC/lm
         cc:      Bishop K. Walker, Esq.

                                ----------------

         The Company filed a Current Report on Form 8-K with the Commission on February 4, 1999, in which it disclosed Mr. Corr's resignation, described his reasons for his resignation and stated the Company's disagreements with those reasons. However, in the Company's preliminary proxy materials relating to the Annual Meeting, the Company has noted some additional and different reasons for its disagreement with Mr. Corr. The Committee has no explanation for why the Company would now be willing to tell the stockholders something it was not willing to tell the Commission two months earlier.

         Despite the Proponents' attempt to address with management of the Company the concerns underlying the Stockholder Proposals, management has refused to address the Proponents' concerns in a serious and substantive manner, preferring instead to entrench themselves through the adoption of the Rights Plan, amendment of the Bylaws and certain other actions, including the proposed amendment and restatement of the Certificate of Incorporation of the Company at the Annual Meeting. The Committee has concluded that the Board of Directors and management of the Company have no intention of addressing these concerns other than in a fashion designed to promote management's own self-interest. Accordingly, the Committee believes that the election of the Stockholder Nominees and the adoption of the Stockholder Proposals constitute the beginning of much-needed change in the management and governance of the Company. It is for these reasons that the Committee recommends a vote "FOR" the Stockholder Nominees and the Stockholder Proposals and "AGAINST" the Management Proposals.


                        ELECTION OF STOCKHOLDER NOMINEES
                                       AND
                              STOCKHOLDER PROPOSALS

         The Committee is soliciting proxies in support for the Stockholder Nominees and the Stockholder Proposals to be used at the Annual Meeting.


PROPOSAL 1 -  ELECTION OF THE STOCKHOLDER NOMINEES


         According to the Company's preliminary proxy materials filed with the Commission, the Company's Board of Directors consists of 11 Directors, of which four are to be elected at the Annual Meeting. The Board of Directors is divided into three classes, the members of which serve staggered three-year terms. If all of the Stockholder Nominees are elected, the Stockholder Nominees would constitute four out of 11 Directors.

         When the Bylaws were amended and restated by the Board of Directors in January 1999, a provision was included that required stockholders who desire to submit nominations of persons for election to the Board of Directors to provide the Company with certain information about such nominees within a certain time period prior to the annual meeting of stockholders. This requirement, which had not been present in prior years, is described in the Company's preliminary proxy materials. However, at the time of the adoption of such provision, the required time period with respect to the Annual Meeting had already expired, thereby rendering the provision impossible to be complied with by any stockholder. Accordingly, on March 9, 1999, Bryan A. Corr wrote a letter to the Company and the attention of Mr. Patterson requesting the Company's concurrence that the advance notice provision was only intended to apply to future annual meetings, and not to the Annual Meeting. The Company has chosen not to respond to Mr. Corr's inquiry. The Committee believes that fundamental fairness requires the notice provision to be viewed prospectively only and, upon the advice of counsel, that any attempt by the Company to enforce such notice provision for the Annual Meeting would be prohibited under Delaware law. Accordingly, the Committee is soliciting proxies for the election of the Stockholder Nominees described herein. Should the Company take the position that the notice requirement is effective for the Annual Meeting, the Committee intends to oppose such a determination vigorously, including, if necessary, seeking injunctive and declaratory relief.

         The Committee proposes that the Company's stockholders elect the Stockholder Nominees as Directors of the Company at the Annual Meeting. The Stockholder Nominees are listed below and have furnished the following information concerning their principal occupations or employment and certain other matters. Provided the Stockholder Proposal relating to the declassification of the Board of Directors is approved by the stockholders and the Management Proposal relating to an Amended and Restated Certificate of Incorporation of the Company is rejected by the stockholders, each of the Stockholder Nominees, if elected, would hold office until the 2000 Annual Meeting of Stockholders and until a successor has been elected and qualified or until his earlier death, resignation or removal. If, however, the Stockholder Proposal relating to declassification is not approved by the stockholders and the Management Proposal relating to an Amended and Restated Certificate of the Company is not rejected by the stockholders, the Stockholder Nominees would hold office as Class III Directors until the 2002 Annual Meeting.

         Each of the Stockholder Nominees identified below has agreed to serve as a Director of the Company if elected. Although the Committee has no reason to believe that any of the Stockholder Nominees will be unable to serve as Directors, if any one or more of the Stockholder Nominees is not available for election, the persons named on the BLUE proxy card will vote for the election of such other nominees as may be proposed by the Committee. Should the Company's proxy statement indicate that the Company intends to increase the number of Directors to be elected at the Annual Meeting, or should the Board of Directors nominate additional persons for election as Directors, the Committee currently intends to propose additional nominees for such Directorships. If this happens, the persons named on the BLUE proxy card will use your proxy to vote for the additional nominees named to fill these Directorships, subject to the proxy solicitation rules of the Commission.


                     The Committee's Nominees for Directors

         The table set forth below identifies the four Stockholder Nominees for election as Directors of the Company and provides certain information concerning each of these nominees.


     Name and Principal Business                            Principal Occupation and Business Experience During
               Address                   Age                    Last Five Years and Current Directorships
    ------------------------------   -----------      ------------------------------------------------------------
            Bryan A. Corr               38              Corr, Inc. - Chief Executive Officer, President, Director
           CorrComm, L.L.C.                               and a principal shareholder; CorrComm, L.L.C.- Employee;
         Post Office Box 1500                               Community Bancshares, Inc. - Director (1997-1999);
        600 Third Avenue East                                  Community Bank - Director (1997-1998);
        Oneonta, Alabama 35121                               Community Insurance Corp. - Director (1997-1998);
                                                          Wireless One, Inc. - Treasurer and a Director (1994-1995)

            Jimmy C. Smith              49                     Jimmy Smith Chevrolet-Olds, Inc. - President
         Post Office Box 1135                                                  and a Director
         1630 2nd Avenue East
        Oneonta, Alabama 35121

          J. R. Whitlock, Sr.           60                 Austin Powder Company - Alabama Location Manager; EZ
        3410 Rocky Hollow Road                                  Credit Motors - Consultant (1995 - present)
     Blountsville, Alabama 35031

      William S. Wittmeier, Jr.         42                   Wittmeier Real Estate Services, Inc. - President
        1 Creek Side Way, S.W.                                                and a Director
         Rome, Georgia 30165

----------------

         Bryan A. Corr, age 38, is the Chief Executive Officer, President, Director and a principal shareholder of Corr, Inc., the parent company of CorrComm, L.L.C. Mr. Corr is also an employee of CorrComm, L.L.C., which is engaged in operating, acquiring, constructing and disposing of cellular telephone systems in north Alabama. Mr. Corr previously served as a Director of Community Bancshares, Inc. from 1997 until his resignation on January 28, 1999, and as a Director of two of its subsidiaries, Community Bank and Community Insurance Corp., from 1997 through November 30, 1998. During 1994 and 1995, Mr. Corr was Treasurer and a Director of Wireless One, Inc.

         Jimmy C. Smith, age 49, is the President, Director and the sole shareholder of Jimmy Smith Chevrolet-Olds, Inc., which was founded by Mr. Smith in 1981. From 1985 until 1998, Mr. Smith served as a "City Director" of a local advisory board for the Oneonta branch of Community Bank.

         J. R. Whitlock, Sr., age 60, has held the position of Alabama Location Manager of Austin Powder Company for nine years. Since 1995, Mr. Whitlock has been a consultant to EZ Credit Motors, a previously-owned vehicle dealership owned by his wife. For several years ending in 1997, Mr. Whitlock served as a "City Director" of a local advisory board for the Oneonta branch of Community Bank.

         William S. Wittmeier, Jr.,age 42, is the President, Director and a principal shareholder of Wittmeier Real Estate Services, Inc., which was founded by Mr. Wittmeier in 1994. Mr. Wittmeier is a certified real property appraiser.

                                ----------------

         There are no arrangements or understandings between the Stockholder Nominees and any other person pursuant to which they were selected as nominees. It is anticipated that each of the Stockholder Nominees, upon his election as a Director of the Company, will receive Director's fees consistent with the Company's practices as set forth in the Company's preliminary proxy materials.

         None of the Stockholder Nominees or any of their respective associates
(i) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party; or (ii) has carried on any occupation or employment with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company. No family relationships exist among the Stockholder Nominees or between any of the Stockholder Nominees and any Director or executive officer of the Company.

         Certain additional information relating to, among other things, the ownership, purchase and sale of securities of the Company by the Stockholder Nominees and their respective associates, or arrangements with respect thereto, is set forth in Schedules I-A and I-B to this Proxy Statement and is hereby incorporated herein by reference.

         In accordance with applicable rules of the Commission, the BLUE proxy card delivered with this Proxy Statement provides each stockholder with the opportunity to designate the names of any of the Stockholder Nominees whom such stockholder does not desire to elect to the Board of Directors.

     THE COMMITTEE RECOMMENDS A VOTE "FOR" ALL OF THE STOCKHOLDER NOMINEES.


PROPOSAL 2 - INDEPENDENT DIRECTORS


         One of the Proponents proposed that the Bylaws of the Company be amended to restrict the composition of the Board of Directors of the Company (with the exception of President) to independent Directors. The full text of this proposal is set forth in Schedule II-A to this Proxy Statement and is incorporated herein by reference.

         The Company's recent governance practices raise serious questions about the Board's loyalty to the stockholders and its ability to make independent decisions. The Board consists of 11 Directors, five of whom are executive officers or employees of the Company and its subsidiaries and two of whom are members of the Patterson family. The Committee believes that, given the critical importance of the Board of Directors in formulating corporate policies and monitoring the activities of management, it is in the best interests of the stockholders of the Company to restrict the composition of the Board to independent Directors, with the exception of one management representative who will be the President of the Company. In the Committee's view, Board members should be independent and certainly not members of the same family.

         An independent Director should be someone without ties to management or the Company that could interfere or appear to interfere with the Director's loyalty to the stockholders or ability to exercise independent judgment in the stockholders' best interest. The Committee believes that an independent Board is an essential component of any effective governance system because such a Board does not have even the appearance of conflicts of interest and is best able to represent the stockholders and inspire stockholder confidence in the impartiality of its decisions. While we acknowledge the importance of input from people with intimate knowledge of the Company in Board or committee deliberations, we believe that key management executives can take an active part in Board discussions without being Board members. However, it is necessary for the Company to have impartial and independent Board members when making decisions that are critical to the future of this Company, such as management changes and executive compensation.

          Requiring that the Board of Directors be composed of a majority of Directors who are not employed by the Company or from the same family will serve to prevent members of the Board from (i) unreasonably guaranteeing themselves employment for numerous years, (ii) paying themselves huge salaries and bonuses with large payments if their employment is terminated for any reason, (iii) providing luxury vehicles for personal use, and (iv) granting service contracts to members of the Board and their family members, all at the expense of the stockholders.

          The Committee believes that adoption of this proposal is necessary to assure stockholders that the Board's loyalties are not divided in any respect. It is of paramount importance that the Board be able to make impartial decisions in order to achieve the Company's goals and to enhance its long-term value and thus your investment. This proposal would, if adopted, be effective commencing with the election of the Directors of the Company at the 2000 annual meeting of stockholders of the Company.

         THE COMMITTEE RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCKHOLDER PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO RESTRICT THE COMPOSITION OF THE BOARD OF DIRECTORS OF THE COMPANY (WITH THE EXCEPTION OF THE PRESIDENT) TO INDEPENDENT DIRECTORS.


PROPOSAL 3 - DECLASSIFICATION


         One of the Proponents proposed that the Bylaws of the Company be amended to effect the declassification of the Board of Directors of the Company by repealing Article II, Section 2 and Article III, Sections 1 and 2 of the Bylaws and replacing those sections with the predecessor provisions as they existed prior to the 1996 annual meeting of stockholders of the Company, except that the number of Directors is to be fixed at nine. The full text of this Stockholder Proposal is set forth in Schedule II-B to this Proxy Statement and is hereby incorporated herein by reference.

         Until three years ago, the stockholders of the Company elected all the Directors annually. At the annual meeting of stockholders of the Company held on March 26, 1996, the stockholders approved an amendment to the Bylaws of the Company providing for a "classified" Board of Directors, whereby Directors are elected to one of three different classes, with each class serving a term of three years each. The effect of this provision of the Bylaws is that anyone wishing to change the management of the Company would have to replace the management slate of Directors in two successive elections over a two-year period.

         The Bylaws of the Company also provide that the number of directors of the Company is to be fixed from time to time by the Board of Directors. According to the Company's preliminary proxy materials filed with the Commission, the number of Directors which has been fixed by the Board of Directors of the Company is 11 Directors. Of such number, five are executive officers or employees of the Company or its subsidiaries and two are members of the Patterson family.

         According to the Company's 1996 proxy statement, one of the purposes of the Company's changing to a classified Board was "to assure continuity and stability in the Board of Directors' leadership and policies". However, at the time the Company made that statement there was no problem whatsoever with continuity and stability in leadership: the incumbent Directors of the Company included Kennon R. Patterson, Sr., who had been Chairman, Chief Executive Officer, President and a Director of the Company since 1983; Denny G. Kelly, who had been an executive officer of the Company since 1985 and a Director since 1986; Bishop K. Walker, Jr., who had been an executive officer of the Company since 1987 and a Director since 1983; and Hodge Patterson, III, who had been an executive officer of the Company since 1988 and a Director since 1993. As of the 1998 annual meeting of stockholders, before two members of Mr. Patterson's family resigned from their positions as Directors of the Company in advance of the Board meeting on January 7, 1999, the members of the Board of Directors who are also employees of the Company or its subsidiaries had over 75 years of combined experience with the Company or its affiliates! In other words, the classified Board system maintained by the Company since 1996 has only served to protect the incumbency of the current Board of Directors, particularly those Directors who are also employees of the Company or its subsidiaries. In fact, the Company's preliminary proxy materials for the Annual Meeting admit that "Management continuity and stability has [sic] not been a problem for the Company". Such a system is not, in the Committee's view, in the best interests of the Company or its stockholders. The Committee believes that, by frustrating the ability of the stockholders of the Company to elect all of the Directors annually, the Company has attempted to immunize the incumbent majority of the Board from any accountability to the stockholders. The stockholders of the Company deserve the opportunity to vote on the election of each Director annually, not just once every three years. Since the Board of Directors has the responsibility, among other things, to oversee the management of the Company, it is important that the stockholders have the ability effectively to participate in the selection of Directors by registering annually their approval or disapproval of the job that the Directors are doing.

         In past years, several large, publicly traded companies have moved to declassify their boards, such as Mead Paper and Union Pacific. In 1996, proposals against staggered boards passed at Alumax, General Instrument, Liz Claiborne, Rowan and Stride Rite. Such proposals also received a majority of shares voted at other companies. Many companies have long elected all directors annually, including Hewlett-Packard and U.S. Bancorp.

         In the event that a third party were dissatisfied with the way the Company is being run and wanted to take over - even if such an outside party were to own or be willing to buy a majority interest in the Company - it would take two elections to replace the Board; this would have a chilling effect on the willingness of any outside party to attempt to increase stockholder value. The Committee is not proposing any kind of takeover, contrary to what the Company has said about the Committee, and the Committee is not aware of any party who is. While declassifying the Board of Directors would enable an insurgent to acquire control of the Board through a single election of Directors, the Committee believes that any concerns arising therefrom are outweighed by the beneficial consideration that electing all Directors to the Board annually will promote a culture of responsiveness and dynamism at the Company - qualities necessary to meet the challenge of increasing stockholder value.

         In addition to the declassification of the Board of Directors, the Committee's proposed Bylaw amendment would fix the number of Directors at nine. The purpose of this part of the Stockholder Proposal is to prevent the incumbent Board of Directors from frustrating the ability of the stockholders to elect the entire Board of Directors by unilaterally expanding the size of the Board and "packing" it with hand-picked allies.

         This proposal would, if adopted, be effective commencing with the election of the Directors of the Company at the 2000 Annual Meeting of stockholders of the Company.

         THE COMMITTEE RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCKHOLDER PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO PROVIDE FOR DECLASSIFICATION OF THE BOARD OF DIRECTORS.


PROPOSAL 4 - SEPARATION OF POSITIONS


         One of the Proponents proposed that the Bylaws of the Company be amended to provide that the positions of Chairman of the Board and President of the Company will not be simultaneously held by the same person, and that the position of Chairman of the Board will be held by a director who is independent. The full text of this proposal is set forth in Schedule II-C to this Proxy Statement.

         According to the Statement of Corporate Governance Principles adopted by the California Public Employees' Retirement System ("CalPERS"), "independence is the cornerstone of accountability". CalPERS believes, and the Committee agrees, that the time has come to re-examine the traditional combination of the positions of chairman and chief executive officer. The Committee believes that the interests of the Company and its stockholders would be better served by electing Directors who are able to evaluate the performance of the Company's management from an objective perspective. This means that the person who serves as Chairman of the Board should not also be a member of the management of the Company. The Committee believes that one of the most important functions of the Board of Directors is its evaluation of management. Where the positions of the Chairman of the Board and President are filled by the same person, the ability of the entire Board of Directors effectively to undertake such evaluation is compromised.

         The Committee's proposal would, if adopted, be effective commencing with the election of the officers of the Company at the meeting of the Board of Directors immediately following the Annual Meeting.

         THE COMMITTEE RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCKHOLDER PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO SEPARATE THE POSITIONS OF CHAIRMAN OF THE BOARD AND PRESIDENT OF THE COMPANY.


         THE COMPANY DOES NOT INTEND TO INCLUDE THIS PROPOSAL IN THE PROXY STATEMENT IT IS REQUIRED TO SEND TO STOCKHOLDERS. IF YOU EXECUTE THE PROXY SENT TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY, THE COMPANY WILL CLAIM THAT SUCH PROXY WILL GIVE IT DISCRETION TO VOTE AGAINST THIS PROPOSAL.



PROPOSAL 5 - STOCKHOLDER COMMITTEE

         One of the Proponents proposed that the Bylaws be amended to establish a three-member advisory committee of stockholder representatives (the "Stockholder Committee") to review the actions of the Board of Directors and management of the Corporation. The full text of this Stockholder Proposal is set forth in Schedule II-D to this Proxy Statement and is hereby incorporated herein by reference.

         The Stockholder Committee will serve a representative function as well as an advisory function. The Stockholder Committee will serve a representative function given that it will ensure that all stockholders may relay thoughts concerning the Company's management to the Board of Directors. In essence, it will open a line of communication between stockholders and the Board, regardless of how many shares of Common Stock the stockholder may own. Although the Company may attempt to argue that the Stockholder Committee is too costly and is unnecessary because communication between stockholders and management is not a problem, the Stockholder Committee nevertheless represents a low-cost method by which to provide a channel of communication between stockholders and the Board of Directors.

         Not only will the Stockholder Committee serve a representative function, it will also serve an advisory function by reporting to the stockholders of the Company on an annual basis whether the interests of the Board and management, on the one hand, and the interests of the stockholders, on the other hand, have truly been aligned during the preceding year. To address the problems encountered with management of the Company, the system of checks and balances between the stockholders and Board of Directors of the Company must be strengthened by amending the Bylaws to establish the Stockholder Committee. Once constituted, the Stockholder Committee will review the Board's performance from the perspective of the stockholders. Each year, the Stockholder Committee will be permitted to include in the proxy statement used in the annual election of Directors a report which evaluates the performance of the Board of Directors and management of the Company. If the Stockholder Committee believes that the Board is not managing the Company properly, it will be able to relay this information to the stockholders of the Company in its report. In this fashion, the stockholders of the Company will be empowered to make the best and most informed decision when electing Directors.

         This proposal would, if adopted, be effective commencing with the election of the Directors of the Company at the 2000 Annual Meeting of stockholders of the Company.

         THE COMMITTEE RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCKHOLDER PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS TO APPOINT AN ADVISORY COMMITTEE OF STOCKHOLDER REPRESENTATIVES.

         THE COMPANY DOES NOT INTEND TO INCLUDE THIS PROPOSAL IN THE PROXY STATEMENT IT IS REQUIRED TO SEND TO STOCKHOLDERS. IF YOU EXECUTE THE PROXY SENT TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY, THE COMPANY WILL CLAIM THAT SUCH PROXY WILL GIVE IT DISCRETION TO VOTE AGAINST THIS PROPOSAL.


PROPOSAL 6 - INDEPENDENT AUDITOR


         One of the Proponents proposed that the Bylaws of the Company be amended to require that the independent auditor of the Company be a regional or national certified public accounting firm, and that the selection of that firm be made by the Audit Committee of the Board, which will be composed of independent directors. The full text of this Stockholder Proposal is set forth in Schedule II-E to this Proxy Statement and is hereby incorporated herein by reference.

         The Company's independent auditor plays a key role in ensuring the accountability of the Board of Directors and management of the Company to the stockholders. The audit performed by the Company's independent auditor is intended to provide reasonable assurance about whether the financial statements are free of material misstatements and to evaluate the overall financial statement presentation utilized by the Company.

         In addition, the independent auditor of the Company must be truly independent. This can be accomplished only if the persons responsible for selecting the Company's independent auditor are sufficiently independent themselves. Accordingly, the election of the independent auditor of the Company should be made by a committee of independent members of the Board of Directors, rather than by any members of the Board who are also members of management of the Company or persons related to management of the Company. If the Company's independent auditor is chosen by those whose actions and performance are to be audited, there cannot be sufficient independence to ensure that the Board of Directors and management are truly accountable to the stockholders of the Company.

         THE COMMITTEE RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCKHOLDER PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO SET FORTH CERTAIN REQUIREMENTS WITH RESPECT TO THE INDEPENDENT AUDITOR OF THE COMPANY.

         THE COMPANY DOES NOT INTEND TO INCLUDE THIS PROPOSAL IN THE PROXY STATEMENT IT IS REQUIRED TO SEND TO STOCKHOLDERS. IF YOU EXECUTE THE PROXY SENT TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY, THE COMPANY WILL CLAIM THAT SUCH PROXY WILL GIVE IT DISCRETION TO VOTE AGAINST THIS PROPOSAL.



                              MANAGEMENT PROPOSALS

         The Committee is soliciting proxies "AGAINST" the Management Proposals to be used at the Annual Meeting.

PROPOSAL 7 - APPOINTMENT OF INDEPENDENT AUDITOR


         The Committee recommends that the stockholders of the Company reject the ratification of the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP to serve as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999.

         As discussed in more detail in "Election of Stockholder Nominees and Stockholder Proposals - Proposal 6 - Independent Auditor", the Committee recommends that the independent auditor of the Company possess certain qualifications. In particular, the Committee recommends that the independent auditor of the Company be a regional or national certified public accounting firm. The Committee believes that Dudley, Hopton-Jones, Sims & Freeman, PLLP does not qualify as such, and that the Company would be better served by the appointment of a new independent auditor which meets the qualifications specified herein.

         In addition, it is vital that the independent auditor of the Company be truly independent to ensure that the Board of Directors and management of the Company are accountable to the stockholders. The Committee believes that the conflict of interest arising from the relationship between the Company and Mr. Patterson's son-in-law, Doug Schauer, and his accounting firm, Schauer, Taylor, Cox & Vise, P.C., in the performance of "preliminary audit work" for Dudley, Hopton-Jones, Sims & Freeman, PLLP, jeopardizes the independence of the entire audit and thus the accountability of the Board of Directors and management to the stockholders of the Company.

         THE COMMITTEE RECOMMENDS A VOTE "AGAINST" THE RATIFICATION OF THE APPOINTMENT OF DUDLEY, HOPTON-JONES, SIMS & FREEMAN, PLLP TO SERVE AS THE INDEPENDENT AUDITOR OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1999.

PROPOSAL 8 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors of the Company has proposed to amend and restate the Company's Certificate of Incorporation (the "Existing Certificate") to, among other things, (i) provide for a classified Board (a provision for which already exists in the Bylaws of the Company); (ii) eliminate the ability of stockholders to take action by written consent; (iii) require a "supermajority" vote of the stockholders of the Company to make any amendments to certain provisions of the Certificate of Incorporation; (iv) require a "supermajority vote" to remove Directors; and (v) impose limitations on the liability of Directors of the Company for certain breaches of their fiduciary duty. A copy of the proposed Amended and Restated Certificate of Incorporation (the "Restated Certificate") is set forth in its entirety as Appendix A to the Company's Proxy Statement.

         The Committee believes that the proposed Restated Certificate, when considered in the context of, among other things, (i) the Board of Directors' adoption of the Rights Plan on January 7, 1999, (ii) the Board of Directors' adoption of certain amendments to the Bylaws of the Company on January 7, 1999 and (iii) the Company's opposition to the Proposals described elsewhere herein, is one more step in management's ongoing attempt to isolate and insulate itself from legitimate stockholder concerns about the business and affairs of their Company. See "Reasons for the Solicitation" and "Background of the Solicitation". For the reasons set forth below, the Committee recommends that the stockholders vote "AGAINST" the proposal to adopt the Restated Certificate.

         The Board of Directors has stated that it believes the proposal to adopt the Restated Certificate "will provide greater flexibility and certainty in the Company's operations as a public company that is [sic] not available under the Existing Certificate". The Board offers no support for its conclusory statement, nor does it provide any examples of the flexibility and certainty which it has in mind. In the Committee's view, the only thing which is certain about the Restated Certificate is that its adoption, together with the Bylaw amendments adopted by the Board of Directors on January 7, 1999, as described elsewhere herein, will effectively eliminate the ability of the stockholders of the Company to have any meaningful voice in the business and affairs of their Company. The Committee believes that a "supermajority" voting requirement (in this case, 80%) will for all practical purposes disenfranchise the public stockholders of the Company, particularly where the incumbent executive officers and Directors of the Company, as a group, beneficially own nearly 40% of the shares of Common Stock of the Company. The proposed Restated Certificate, together with the Bylaw amendments adopted by the Board of Directors on January 7, 1999, effectively give management of the Company a veto over all fundamental corporate governance proposals which would benefit the stockholders of the Company, even if such proposals were to be supported by a majority of stockholders.

         The Committee is in agreement with the Statement of Corporate Governance Principles adopted by CalPERS, which states that, among other things,
(i) a majority of stockholders should be able to amend the Bylaws by stockholder proposal; (ii) a majority of stockholders should be able to call special meetings; and (iii) a majority of stockholders should be able to act by written consent. The proposed Restated Certificate is inconsistent with these fundamental rights of stockholders and should therefore be defeated.

         In addition to the foregoing, the Restated Certificate would provide for a classified Board of Directors, the provision for which is already in the Company's Bylaws. The Committee supports the proposal to amend the Bylaws to eliminate the classified Board, for the reasons stated elsewhere herein; accordingly, to adopt the Restated Certificate would be inconsistent with the Committee's desire to have the stockholders elect all of the Directors of the Company annually. See "Election Of Stockholder Nominees And Stockholder Proposals - Declassification".

         The Restated Certificate would eliminate the ability of the stockholders of the Company to act by written consent. The Board of Directors has stated, in support of this portion of the Restated Certificate, that the "Existing Certificate is silent on the matter". The silence of the Existing Certificate, however, is very meaningful under Delaware law; it means that the stockholders currently have the right, under Section 228 of the Delaware General Corporation Law, to take action without the necessity of convening a formal meeting, by written consent. The

Committee believes that the ability of the stockholders of the Company to take any such action by written consent, which they would otherwise be required to take at a meeting, is an efficient and effective method of corporate governance, and is a fundamental right of the stockholders of the Company. The Board of Directors is seeking to take away that right.

         The Committee believes that it is in the best interests of all of the stockholders of the Company to reject the proposed Restated Certificate, based upon the Committee's belief that it is fundamentally unfair for management to be able to thwart the will of the holders of a majority of the Common Stock, particularly with respect to such fundamental matters as the amendment of the Company's Certificate of Incorporation or the removal of a Director. Moreover, the Committee is concerned that, as a practical matter, the large number of stockholders of the Company would make it difficult, if not impossible, to achieve an 80% vote with respect to any matter as to which such a vote would be required under the Restated Certificate. In 1998, for example, according to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, stockholders owning less than 75% of the shares of Common Stock outstanding voted at the Company's annual meeting. At a special meeting of stockholders of the Company held on September 10, 1998, at which an amendment to the Existing Certificate, increasing the authorized capital of the Company, was approved by the stockholders, the Company received votes from stockholders owning approximately two-thirds of the outstanding shares of Common Stock. See the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998. The Committee believes that these results from previous meetings indicate a significant level of stockholder interest and participation in the Company. However, the Board of Directors would effectively emasculate that level of interest by imposing a voting requirement for certain stockholder action which the Committee believes to be unreasonably high.

         The Restated Certificate would impose a supermajority voting requirement on the ability of the stockholders of the Company to remove a Director for cause. The Committee believes that there is an inherent conflict of interest in such a provision. As the Company itself admits, the incumbent Directors and officers presently own a sufficient number of shares of Common Stock to block any such removal. To allow the very Directors of the Company who might be subject to removal to have veto rights over the determination of the stockholders to remove any Director for cause is a blatant conflict of interest which is not, in the Committee's view, in the best interests of the stockholders.

         The Committee believes that, rather than affording the Company greater flexibility, the supermajority voting requirements to be imposed by the Restated Certificate, together with the elimination of the ability of the stockholders to act by written consent, would actually lessen the Company's flexibility by imposing greater voting requirements in order for the Company to take advantage of corporate developments which might otherwise be in the best interests of the Company and all of the stockholders. The increased voting requirement would, in the Committee's view, impose a greater burden on the Company's ability to effect future amendments to its Certificate of Incorporation by increasing proxy solicitation expenses and management time requirements.

         THE COMMITTEE RECOMMENDS A VOTE "AGAINST" THE MANAGEMENT PROPOSAL TO APPROVE AND ADOPT THE RESTATED CERTIFICATE.


                                 REQUIRED VOTES

         According to the Company's Bylaws and Delaware law, Directors will be elected by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

         With respect to the Stockholder Proposals, the Committee notes that the Company's Bylaws, as amended by the Board of Directors on January 7, 1999, require the affirmative vote of the holders of 80% of the Common Stock present and eligible to vote with respect to any proposed amendment to the Bylaws. Although the issue is not free from doubt, inasmuch as the Company has given no indication in its preliminary proxy materials of how it would treat such votes, it is believed that abstentions would have the same effect as votes against such proposals, and that broker non-votes would have no effect on the outcome of the vote with respect to such matters.

         The Company's proposal to adopt the Restated Certificate will require, in accordance with Delaware law, the vote of a majority of the shares of Common Stock outstanding. Abstentions and broker non-votes will have the same effect as a vote against such proposal.

          The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting. According to the Company's preliminary proxy materials, abstentions and broker non-votes are counted for purposes of determining a quorum.


                                PROXY PROCEDURES

         Stockholders are urged to complete, sign and date the enclosed BLUE proxy card and return it to Committee, P.O. Box 668, Blountsville, Alabama 35031, in the enclosed postage-paid envelope in time to be voted at the Annual Meeting. Execution of the BLUE proxy card will not affect your right to attend the Annual Meeting and to vote in person. According to the Company's preliminary proxy materials, any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy to the Committee or to the Secretary of the Company or by voting in person at the Annual Meeting. Only your latest dated proxy for the Annual Meeting will count.

         Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you may vote your shares of Common Stock at the Annual Meeting even if you have sold your shares before or after the Record Date. Accordingly, please vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares, on the BLUE proxy card, even if you have sold your shares before or after the Record Date.

         If any of your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

         Where you indicate a choice on your BLUE proxy card, your shares of Common Stock will be voted as specified. If you indicate no choice, your shares will be voted "FOR" the Stockholder Nominees and the Stockholder Proposals and "AGAINST" the Management Proposals, provided that you have signed and dated the BLUE proxy card.

                             SOLICITATION OF PROXIES

         Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisement. Solicitations may be made by any of the participants disclosed herein, including the members of the Committee and the Stockholder Nominees. In addition, certain employees of the participants and their associates may assist in the solicitation of proxies in the course of their regular employment, although none of such employees nor the Committee admits that any of such persons are a "participant" within the meaning of Rule 14a-11(b) promulgated by the Commission under the Exchange Act.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material of the Committee to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

         We anticipate that the Committee's total expenditures relating to the solicitation will be approximately $350,000. Total expenditures to date have been approximately $130,300. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies for the Stockholder Proposals will be borne by Bryan A. Corr,
R. C. Corr, Jr. and/or their affiliates who intend to seek reimbursement from the Company for those expenses. The Committee does not intend to seek stockholder approval for such reimbursement at a subsequent meeting unless stockholder approval is required under Delaware law.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         In order to be included in the Company's proxy statement for the 2000 Annual Meeting of Stockholders, any stockholder proposal to be presented at the 2000 Annual Meeting must be received in the office of the Secretary of the Company at its principal executive offices by the date specified in the Company's proxy statement for this year's Annual Meeting.

         Notice of nominations of persons for the election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders must be provided in writing to the Secretary of the Company at the principal executive offices of the Company no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting of the stockholders. The principal executive offices of the Company are located at Highway 231 South, Blountsville, Alabama 35031.


              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         The Committee is not aware of any proposals other than those set forth above to be brought before the Annual Meeting. Should any other proposal be brought before the Annual Meeting, the vote required for approval of such proposal would be as prescribed by the Company's Certificate of Incorporation or Bylaws or by applicable law. Generally, approval of a proposal would require a majority of the votes represented at the Annual Meeting and entitled to vote on the matter. Shares voted as abstentions would have the same effect as a negative vote. Shares with respect to which a broker submits a "broker non-vote" on a matter would not be counted in calculating the number of shares entitled to vote on a matter.

         Should other proposals be brought before the Annual Meeting, the persons named on the BLUE proxy card will vote on such proposals in a manner they consider to be in the best interests of the Company and the stockholders of the Company, unless the BLUE proxy card is marked against authority to cast such discretionary votes.


                                OTHER INFORMATION

         Certain information regarding shares of the Common Stock held by the Company's Directors, nominees for Director, management and other 5% beneficial stockholders is contained in Schedule III to this Proxy Statement.

         Reference is made to the Company's proxy statement relating to the Annual Meeting for certain information such proxy statement is required to include concerning the Company, the Common Stock, other information concerning the Company's management, and other matters regarding the Annual Meeting. The Company also is required to provide to its stockholders its Annual Report for the year ended December 31, 1999, which contains information as to the Company's financial condition and other matters. In addition, the Company is required to file reports that are publicly available. Copies of all such documents filed by the Company and by the Committee are available at the Commission's web site (www.sec.gov).

         Except as otherwise noted herein, the information concerning the Company has been taken from or is based on the Company's public filings with the Commission. The Committee assumes no responsibility for the accuracy or completeness of any such information contained herein or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. Furthermore, information with respect to each participant is given solely by such participant, and no participant assumes responsibility for the accuracy or completeness of information furnished by another participant.

         Stockholders will have no appraisal or similar rights of dissenters with respect to any of the proposals to be considered and voted upon at the annual meeting.


  If you have any questions concerning this Proxy Statement or need assistance in voting your shares, please call the Committee at
                                 1-888-463-4419

                                                                    SCHEDULE I-A

                SECURITY OWNERSHIP OF THE PARTICIPANTS AND THEIR
         AFFILIATES AND ASSOCIATES, INCLUDING THE STOCKHOLDER NOMINEES



                                         Number of Shares of Common
            Name                          Stock Beneficially Owned          Percentage (1)
   -----------------------               ---------------------------        --------------
          R. C. Corr, Jr.                          280,356 (2)(3)                 6.0%

          Doris J. Corr                            322,172 (3)(4)                 6.9%

          Bryan A. Corr                            190,205 (5)                    4.1%

           Tina M. Corr                             32,176 (6)                     *

         Joan M. Currier                           138,334 (7)                    3.0%

        John David Currier                           7,880 (8)                     *

          Corr, Inc. (9)                           120,000                        2.6%

          A. Lee Hanson                             73,648                        1.6%

         Jimmy C. Smith                              4,850                         *

       J. R. Whitlock, Sr.                           6,230                         *

       Shirley A. Whitlock                           1,650                         *

     William S. Wittmeier, Jr.                       1,260                         *

   R. C. Corr, Jr., Doris J. Corr,                 456,533                        9.8%
   Bryan A. Corr, Tina M. Corr,
   Joan M. Currier, John David
   Currier, Corr, Inc., A. Lee
   Hanson, Jimmy C. Smith, J. R.
      Whitlock, Sr., Shirley A.
      Whitlock and William S.
     Wittmeier, Jr. as a Group


-------------------------


(1) Percentages are determined on the basis of 4,656,847 shares of Common Stock reported by the Company as being outstanding on March 15, 1999.

(2) Includes (i) 160,356 shares held with Doris J. Corr as a joint tenant with right of survivorship and (ii) 120,000 shares held by Corr, Inc.

(3)      Does not include 100,000 shares of Common Stock purchased by R. C.

         Corr, Jr. in a privately negotiated transaction from H. Don Camp for an aggregate purchase price of $1,900,000, or $19 per share. Mr. Camp subsequently attempted to rescind this transaction and R. C. Corr, Jr. is evaluating his alternatives, including the pursuit of legal action to enforce his purchase of such shares of Common Stock. All of the shares of Common Stock purchased in this transaction were to have been held of record by R. C. Corr, Jr. and Doris J. Corr as joint tenants with right of survivorship, but neither of them are claiming beneficial ownership of any such shares of Common Stock presently.

(4) Includes (i) 160,356 shares held with R.C. Corr, Jr. as a joint tenant with right of survivorship, (ii) 10,454 shares held as Co-Custodian with Bryan A. Corr for her minor granddaughter, Lauren M. Corr, (iii) 10,454 shares held as Co-Custodian with Bryan A. Corr for her minor granddaughter, Kelly B. Corr, (iv) 10,454 shares held as Co-Custodian with Bryan A. Corr for her minor grandson, Bryan A. Corr, Jr., (v) 10,454 shares held as Co-Custodian with Joan M. Currier for her minor grandson, John D. Currier, Jr., and (vi) 120,000 shares held by Corr, Inc.

(5) Includes (i) 32,176 shares held with Tina M. Corr as a joint tenant with right of survivorship, (ii) 10,454 shares held as Co-Custodian with Doris J. Corr for his minor daughter, Lauren M. Corr, (iii) 10,454 shares held as Co-Custodian with Doris J. Corr for his minor daughter, Kelly B. Corr, (iv) 10,454 shares held as Co-Custodian with Doris J. Corr for his minor son, Bryan A. Corr, Jr., (v) 6,667 shares subject to currently exercisable stock options, and (vi) 120,000 shares held by Corr, Inc.

(6)      Held with Bryan A. Corr as a joint tenant with right of survivorship.

(7) Includes (i) 7,880 shares held with John David Currier as a joint tenant with right of survivorship, (ii) 10,454 shares held as Co-Custodian with Doris J. Corr for her minor son, John D. Currier, Jr., and (iii) 120,000 shares held by Corr, Inc.

(8)      Held with Joan M. Currier as a joint tenant with right of survivorship.

(9) Corr, Inc. was formerly known as Oneonta Telephone Company, Inc. Its address is 600 Third Avenue East, Oneonta, Alabama 35121.

* Less than 1%.


                                      I-A-2

                                                                    SCHEDULE I-B

                           OTHER INFORMATION REGARDING
               THE PARTICIPANTS AND THEIR ASSOCIATES AND AFFILIATES
                        INCLUDING THE STOCKHOLDER NOMINEES


GENERAL INFORMATION REGARDING THE PARTICIPANTS

         The following table sets forth certain additional information regarding certain participants in this proxy solicitation which is not otherwise disclosed herein:



                                                                                           Principal Business Address
                                                                                                 of Corporation
                                                                                               or Organization in
                                                     Present Principal                          Which Principal
Name and Business Address                              Occupation of                             Occupation of
     of Participant                                     Participant                          Participant is Conducted
-------------------------                    ----------------------------------          --------------------------------
R.C. Corr, Jr. (1)                                 Chairman of the Board                     600 Third Avenue East
600 Third Avenue East                                 - Corr, Inc. (2)                       Oneonta, Alabama 35121
Oneonta, Alabama 35121

                                               Employee - CorrComm, L.L.C.(2)


Doris J. Corr (1)                               Vice President, Secretary,                   600 Third Avenue East
600 Third Avenue East                             Treasurer and Director                     Oneonta, Alabama 35121
Oneonta, Alabama 35121                               - Corr, Inc. (2)

                                                Employee - CorrComm, L.L.C.(2)

Joan M. Currier (1) (3)                       President, Secretary, Treasurer,               100 Fourth Avenue West
600 Third  Avenue East                        Director and Employee - Comfort                Oneonta, Alabama 35121
Oneonta, Alabama 35121                              Lifestyles, Inc. (4)

John David Currier (3)                        President, Secretary, Treasurer,               1712-A Second Avenue East
600 Third Avenue East                         Director and Employee - Quality                Oneonta, Alabama 35121
Oneonta, Alabama 35121                            Transit Sales, Inc. (5)

Corr, Inc.                                                  (2)                              600 Third Avenue East
600 Third Avenue East                                                                        Oneonta, Alabama 35121
Oneonta, Alabama 35121

A. Lee Hanson                                         Private Investor                       No. 5 Greenbriar Lane
No. 5 Greenbriar Lane                                                                        Oneonta, Alabama 35121
Oneonta, Alabama 35121

-------------------------

(1)      R. C. Corr, Jr. and Doris J. Corr are spouses. Bryan A. Corr and Joan
         M. Currier are the children of R. C. Corr, Jr. and Doris J. Corr.

(2) Corr, Inc. is the holding company for CorrComm, L.L.C. The principal business of CorrComm, L.L.C. is operating, acquiring, constructing and disposing of cellular telephone systems in north Alabama.

(3)      Joan M. Currier and John David Currier are spouses.

(4) The principal business of Comfort Lifestyles, Inc. is the operation of a domiciliary in Oneonta, Alabama.

(5) The principal business of Quality Transit Sales, Inc. is the sale of medium- to heavy-duty trucks in Oneonta, Alabama.

                         -------------------------------

INDEBTEDNESS

         The following table sets forth certain information regarding indebtedness to the Company or any of its subsidiaries during 1998 of (i) the Stockholder Nominees, (ii) members of the Stockholder Nominees' immediate families, and (iii) corporations or other organizations of which any of the Stockholder Nominees is a principal owner or an executive officer:



                              Largest
                             Aggregate          Outstanding Amount             Nature of
                            Indebtedness       of Indebtedness as of       Indebtedness and
                            Outstanding        the Last Practicable      Transaction in which
          Name              During 1998                Date                     Incurred           Interest Rate
          ----              -----------               ------                   ----------          -------------

   Bryan A. Corr (1)         $1,750,000                 --  (2)             Consumer Line of       7.75 - 8.5%
                                                                          Credit; Real Estate
                                                                            Loan; Commercial
                                                                             Line of Credit

    Jimmy C. Smith               (3)                        (3)            Commercial Loans;       6.25 - 8.75%
                                                                           Real Estate Loans

  J. R. Whitlock, Sr.            (4)                        (4)            Commercial Line of      7.15 - 9.5%
                                                                           Credit; Commercial
                                                                           Loans; Real Estate
                                                                                 Loans

  Shirley A. Whitlock            (5)                        (5)            Commercial Line of      5.65 - 10%
                                                                           Credit; Commercial
                                                                                 Loans

-------------------------
(1)      Includes (i) a commercial line of credit of Corr, Inc. of which Bryan
         A. Corr is a principal shareholder and an executive officer, and (ii) a real estate loan in respect of which Mr. Corr's spouse, Tina M. Corr, is a co-borrower.

(2)      Balance is as of March 24, 1999.



                                      I-B-2

(3) The information required to make this disclosure is unavailable. Mr. Smith attempted to obtain such information from the Company's principle subsidiary, Community Bank; however, Community Bank was uncooperative in providing the necessary information. Mr. Smith currently has the following outstanding loans with Community Bank:



           Original Loan Date                       Original Loan Amount                 Balance as of March 10, 1999
           ------------------                       --------------------                 ----------------------------

                07-02-94*                                $316,396.68                              $ 132,160.05
                05-13-96                                   30,060.00                                 27,990.35
                11-17-97                                   22,500.00                                 13,790.94
                03-16-98                                  100,050.00                                     24.97
                07-02-98                                  110,917.07                                110,942.90
                12-03-98*                                  30,000.00                                 30,000.00
                                                                                                  ------------

                                                                             Total                $ 314,909.21
                                                                                                  ============

           ----------------

           * Mr. Smith's spouse, Shelia L. Smith, is a co-borrower with respect to the indicated loan.


                         -------------------------------



(4) The information required to make this disclosure is unavailable. Mr. Whitlock attempted to obtain such information from Community Bank; however, Community Bank was uncooperative in providing the necessary information. Mr. Whitlock currently has the following outstanding loans with Community Bank:



           Original Loan Date                       Original Loan Amount                   Balance as of March 8, 1999
           ------------------                       --------------------                   ---------------------------

                03-14-98                                 $   5,485.00                              $   5,485.00
                04-20-98                                    90,050.00                                 61,179.41
                07-29-98*                                  112,975.00                                111,471.24
                02-12-99*                                  109,545.00                                109,545.00
                                                                                                   ------------

                                                                             Total                 $ 287,680.65
                                                                                                   ============

           ----------------

           * Mr. Whitlock's spouse, Shirley A. Whitlock, is a co-borrower with respect to the indicated loan.


                         -------------------------------








                                      I-B-3

(5) The information required to make this disclosure is unavailable. Mrs. Whitlock's husband attempted to obtain such information from Community Bank; however, Community Bank was uncooperative in providing the necessary information. Mrs. Whitlock currently has the following outstanding loans with Community Bank:


           Original Loan Date                       Original Loan Amount                   Balance as of March 8, 1999
           ------------------                       --------------------                   ---------------------------
                 04-23-98*                              $  4,000.00                               $  2,995.80
                 04-23-98                                  6,000.00                                  6,000.00
                 04-23-98                                 10,000.00                                  4,559.00
                 05-22-98                                 15,075.00                                 15,075.00
                 06-04-98                                 25,046.50                                 19,811.66
                 06-09-98                                 75,050.00                                 50,464.85
                 06-25-98                                 25,366.95                                 25,366.95
                 12-16-98                                 25,000.00                                 25,000.00
                                                                                                   ----------

                                                                             Total                $149,273.26
                                                                                                  ===========


           -----------------------

           * Mrs. Whitlock is a co-signor with respect to the indicated loan.


                         -------------------------------


PURCHASES AND SALES OF SHARES OF COMMON STOCK OF THE COMPANY

         The participants in this proxy solicitation have purchased or sold the following shares of Common Stock within the last two years:


                                                                                              Shares of
                                                   Transaction                               Common Stock
               Participant                             Date                               Purchased (1) (2)
               -----------                             ----                               -----------------
              Bryan A. Corr                          09-14-98                                    5,000
                                                     09-25-98                                   26,952

          Doris J. Corr (3) (4)                      10-09-98                                    3,000

         R. C. Corr. Jr. (3) (4)                     10-09-98                                    3,000

              A. Lee Hanson                          10-16-97                                   10,000
                                                     09-28-98                                   10,648

-----------------------

(1) For a description of shares of Common Stock of the Company received by Jimmy C. Smith as compensation for his services rendered as a "City Director" of a local advisory board for the Oneonta branch of Community Bank, see "Compensation" below.

(2) Information disclosed does not include the transfer of 800 shares of Common Stock from Jimmy Smith Chevrolet-Olds, Inc. to Jimmy C. Smith.

(3) Shares were purchased by Doris J. Corr and R. C. Corr, Jr., as tenants in common.



                                      I-B-4

(4) Does not include 100,000 shares of Common Stock purchased by R. C. Corr, Jr. in a privately negotiated transaction from H. Don Camp for an aggregate purchase price of $1,900,000, or $19 per share. Mr. Camp subsequently attempted to rescind this transaction and R. C. Corr, Jr. is evaluating his alternatives, including the pursuit of legal action to enforce his purchase of such shares of Common Stock. All of the shares of Common Stock purchased in this transaction were to have been held of record by R. C. Corr, Jr. and Doris J. Corr as joint tenants with right of survivorship, but neither of them are claiming beneficial ownership of any such shares of Common Stock presently.

                            -----------------------



COMPENSATION

         In his capacity as a Director of the Company, Community Bank and Community Insurance Corp., Bryan A. Corr received $29,900 of Directors' fees for the year 1998.

         In his capacity as a "City Director" of a local advisory board for the Oneonta branch of Community Bank, Jimmy C. Smith received 79 shares of Common Stock as Directors' fees for 1998.



TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Corr, Inc. (f/k/a Oneonta Telephone Company, Inc.) and CorrComm, L.L.C. (f/k/a North Alabama Cellular, L.L.C.) provided telephone services to the Company and its subsidiaries during 1998 in the ordinary course of business. The aggregate amount of payments for such services made by the Company to Corr, Inc. and CorrComm, L.L.C. was $16,314 and $9,577, respectively. Corr, Inc. and CorrComm, L.L.C. are currently not providing any such services to the Company or its subsidiaries.

         Jimmy Smith Chevrolet-Olds, Inc. sold three automobiles and provided repair and maintenance services to the Company and its subsidiaries during 1998 in the ordinary course of business. The aggregate amount of payments made by the Company and its subsidiaries to Jimmy Smith Chevrolet-Olds, Inc. was $132,258.01.







                                      I-B-5

                                                                   SCHEDULE II-A


                       PROPOSAL 2 - INDEPENDENT DIRECTORS


         WHEREAS, the Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is intended to be an independent body elected by the Corporation's stockholders and is charged with the duty, authority and responsibility to formulate and direct corporate policies which are in the best interests of such stockholders;

         WHEREAS, the Board should monitor management of the Corporation in the implementation of those policies; and

         WHEREAS, the Corporation's interests can best be served by having Directors who are independent of management and who possess a breadth of business experience;

         NOW, THEREFORE, BE IT RESOLVED, by the stockholders of the Corporation, as follows:

         Section 1. Article III, Section 1 of the Bylaws of the Corporation shall be amended to insert at the conclusion thereof the following:

         The Board of Directors shall consist of Directors who are independent, with the exception of one management representative who shall be the President of the Corporation. A Director shall be deemed to be independent for the purposes hereof if he or she (i) has not been employed by the Corporation, or a subsidiary or an affiliate thereof, within the preceding five years; (ii) is not a member of the "immediate family" of any person who has been so employed (as such term is defined in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Regulation S-K")); and (iii) has not had any business relationship that would be required to be disclosed by Item 404(b) of Regulation S-K. The preceding two sentences shall not be altered or repealed without approval by the stockholders of the Corporation.

         Section 2. Such amendment of the Bylaws of the Corporation shall be effective with respect to nominees for Director to be elected subsequent to the 1999 annual meeting of stockholders of the Corporation.

                              SUPPORTING STATEMENT

         The Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is comprised of 15 Directors [now 11 Directors], eight [now five] of whom are officers of the Corporation or its subsidiaries and three [now two] of whom are members of the same family. The Corporation's management, which includes these eight [now five] "inside" Directors, is responsible for the day-to-day operations of the Corporation. The Board, on the other hand, is responsible for setting corporate policy, evaluating the performance of management in implementing that policy and establishing executive compensation. This system of checks and balances is compromised when a majority or even a significant number of the members of the Board is comprised of management "insiders". Members of management lack the independence and true objectivity necessary to act in the best interests of the Corporation's stockholders. Accordingly, it is important that members of the Board be "independent" of management in order to help ensure that the interests of all, and not just a few, stockholders are protected and advanced by improving the accountability of management.

                                                                   SCHEDULE II-B


                          PROPOSAL 3 - DECLASSIFICATION



         WHEREAS, the Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is classified;

         WHEREAS, the classification of the Board maintains the incumbency of the current Board and management of the Corporation and thus limits the accountability of both to the Corporation's stockholders; and

         WHEREAS, the declassification of the Board would allow the Corporation's stockholders the opportunity to register annually their respective views of the performance of the Board and its members;

         NOW, THEREFORE, BE IT RESOLVED, by the stockholders of the Corporation, as follows:

         Section 1. The Board shall be declassified in order that all Directors of the Corporation may be elected annually.

         Section 2. The Bylaws of the Corporation shall be amended to effect the foregoing by deleting Article II, Section 2 and Article III, Sections 1 and 2 thereof in their entirety and re-inserting their respective predecessor sections as they existed prior to the 1996 annual meeting of stockholders, except that the number of Directors which may compose the Board shall be nine.

         Section 3. Such amendment of the Bylaws of the Corporation shall be effected in a manner that does not affect the unexpired terms of the Corporation's Directors previously elected.


                              SUPPORTING STATEMENT


         The Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is divided into three classes serving staggered three-year terms. This arrangement, which is commonly referred to as a "classified" board of directors, is not in the best interests of the Corporation or its stockholders.

         The classification of the Board serves to protect the incumbency of the current Board and management and thus limits the accountability of both to the Corporation's stockholders. Concerns that the "declassification" of the Board could lead to inexperienced members of the Board if no incumbents were returned to their respective directorships are unfounded.

         The stockholders of the Corporation deserve the opportunity to vote on each Director annually, rather than once every three years. The declassification of the Board would allow the Corporation's stockholders the opportunity to register annually their respective views of the performance of the Board and its members.

                                                                   SCHEDULE II-C


                      PROPOSAL 4 - SEPARATION OF POSITIONS


         NOW, THEREFORE, BE IT RESOLVED, by the stockholders of the Community Bancshares, Inc. (the "Corporation"), as follows:

         Section 1. Article V, Section 2 of the Bylaws of the Corporation shall be amended to delete the clause ", and shall be the Corporation's chief executive officer" contained in the first sentence thereof, and shall be further amended to include the following at the conclusion thereof:

         The position of Chairman of the Board of the Corporation and the position of President of the Corporation shall not be simultaneously held by the same person and the position of Chairman of the Board of the Corporation shall be held by a Director who is independent. A Director shall be independent for the purposes hereof if he or she (i) is not employed by the Corporation, or a subsidiary or an affiliate thereof, within the preceding five years; (ii) is not a member of the "immediate family" of any person who has been so employed (as such term is defined in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Regulation S-K")); and (iii) has not had any business relationship that would be required to be disclosed by Item 404(b) of Regulation S-K. The preceding two sentences shall not be altered or repealed without approval by the stockholders of the Corporation.


         Section 2. Such amendment of the Bylaws of the Corporation to effect the foregoing and such amendment shall be effective commencing with the election of the Corporation's officers in the annual meeting of Directors immediately following the 1999 annual meeting of the stockholders of the Corporation.


                              SUPPORTING STATEMENT

         The stockholders of Community Bancshares, Inc. (the "Corporation") are best served by a Chairman of the Board who is chosen from among the independent outside Directors of the Corporation. Such a person would bring objectivity and a unique perspective to the deliberations of the Corporation's Board of Directors (the "Board").

         Among the Board's functions are evaluating the performance of management and setting executive compensation, including that of the President. Where the Chairman of the Board and the President are the same person, the Board's ability to evaluate and oversee management effectively may be compromised.

         Stockholders of the Corporation, by law, have no role to play in the day-to-day operations of the Corporation conducted by management. The stockholders must accordingly rely on the Board to oversee management. This system of checks and balances is compromised when one person who is President of the Corporation also serves as Chairman of the Board.

                                                                   SCHEDULE II-D


                       PROPOSAL 5 - STOCKHOLDER COMMITTEE


         NOW, THEREFORE, BE IT RESOLVED, by the stockholders of Community Bancshares, Inc. (the "Corporation"), that the Bylaws of the Corporation shall be amended to include a new Section 2.13 as follows:

         Section 2.13.   Committee of Stockholder Representatives.

                  The Corporation shall have a committee of stockholder representatives consisting of three members. The committee shall review the management of the business and affairs of the Corporation by the Board of Directors and management, and shall advise the Board of its views and the views of stockholders which are expressed to the committee. The committee may, at the expense of the Corporation, engage expert assistance and incur other expenses in a reasonable amount not to exceed $100,000 in any fiscal year. The committee shall be given the opportunity to have included in the Corporation's proxy statement used in the annual election of Directors a report on the committee's activities during the year and its evaluation of the Board of Directors and management.

                  The members of the committee shall be elected by the stockholders by plurality vote at their annual meeting. Any stockholder or group of stockholders (other than a fiduciary appointed by or under authority of the Directors) which has owned beneficially, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, at least $10,000 in market value of Common Stock of the Corporation continuously for the one-year period prior to nomination, but excluding any such stockholder or group that is not independent, may nominate to be a member of the Committee one individual, who need not be a stockholder. A person shall be independent for the purposes hereof if he or she is (i) not employed by the Corporation, or a subsidiary or an affiliate thereof, within the preceding five years; (ii) is not a member of the "immediate family" of any person who has been so employed (as such term is defined in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Regulation S-K")); and
         (iii) has not had any business relationship that would be required to be disclosed by Item 404(b) of Regulation S-K. Nominations must be received by the Corporation not less than 90 nor more than 180 days before the annual meeting of stockholders.

                  Each member shall be reimbursed for reasonable travel and other out-of-pocket expenses incurred in serving as a member, and shall be entitled to indemnification and advancement of expenses.

                  This Section 2.13 shall not be altered or repealed without approval by the stockholders of the Corporation.

                              SUPPORTING STATEMENT

         The proposed By-Law would establish a three-member committee of stockholder representatives to review the actions of the Board of Directors and management of the Corporation. A committee of stockholder representatives would be an effective mechanism for stockholders to communicate their views to the Board and would serve a useful advisory function at relatively little cost.

                                                                   SCHEDULE II-E


                        PROPOSAL 6 - INDEPENDENT AUDITOR


         NOW, THEREFORE, BE IT RESOLVED, by the stockholders of Community Bancshares, Inc. (the "Corporation"), as follows:

         Section 1. The Bylaws of the Corporation shall be amended to include a new Article XIV as follows:

                                   ARTICLE XIV

                                     AUDITOR

                  The independent auditor of the Corporation shall be a regional or national certified public accounting firm. The selection of such firm shall be made by the Audit Committee of the Board of Directors, which shall be composed of Directors who are independent. A Director shall be deemed to be independent for the purposes hereof if he or she
         (i) is not employed by the Corporation, or a subsidiary or an affiliate thereof, within the preceding five years; (ii) is not a member of the "immediate family" of any person who has been so employed (as such term is defined in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Regulation S-K")); and (iii) has not had any business relationship that would be required to be disclosed by Item 404(b) of Regulation S-K. This Article XIV shall not be altered or repealed without approval by the stockholders of the Corporation.

         Section 2. Such amendment of the Bylaws of the Corporation shall be effective with respect to the Corporation's fiscal year ended December 31, 2000.



                              SUPPORTING STATEMENT

         Community Bancshares, Inc. (the "Corporation") is now a bank holding company with assets in excess of $500 million. It is unusual for bank holding companies of comparable size to utilize the services of a local certified public accounting firm as an independent auditor. Usually, such bank holding companies utilize the services of regional or national certified public accounting firms with expertise in the banking industry.

         The time and effort required for such a new certified public accounting firm to acquaint itself with the Corporation's operations, system and personnel would no doubt involve additional costs for the Corporation and would require the Corporation's employees to devote time in familiarizing the new certified public accounting firm with the Corporation and its subsidiaries. Nevertheless, the Corporation would benefit from a long-term association with a regional or national certified public accounting firm.

                                                                    SCHEDULE III


          OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES FOR DIRECTOR
            AND OFFICERS OF THE COMPANY AND CERTAIN BENEFICIAL OWNERS


         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 1, 1999 by
(i) each of the Directors, management's nominees for election as Director at the Annual Meeting, and executive officers of the Company, (ii) all Directors, executive officers as a group and (iii) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Such information has been taken from or is based on the Company's preliminary proxy materials.



                                Shares of Common Stock Beneficially Owned(1)

                                                                                                        Percentage
                                                                                                        of Total
                                                                                                        Shares
Person, Group or Entity                  Sole Power(2)         Shared Power(3)       Aggregate          Outstanding
-----------------------                  -------------         ---------------       ---------          -----------
I.      Directors, Nominees and
             Executive Officers
Glynn Debter                               26,867 (4)            10,200                37,067                *
Roy B. Jackson                              1,400                 3,600                 5,000                *
Denny G. Kelly                             86,842 (5)           283,158               370,000               7.96%
John J. Lewis, Jr.                         42,467 (6)             1,200                43,667                *
Loy McGruder                               34,650 (7)            23,372                58,022               1.25%
Hodge Patterson, III                       74,755 (8)             5,322                80,077               1.72%
Kennon R. Patterson, Sr.                  105,874 (9)           757,582               863,456              18.58%
Merritt M. Robbins                        180,276 (10)            4,632               184,908               3.98%
Robert O. Summerford                       40,667 (11)           76,200               116,867(12)           2.51%
Bishop K. Walker, Jr.                     244,784 (13)          324,695               569,479              12.25%
R. Wayne Washam                            35,069 (14)            4,000                39,069                *
All Directors and executive officers      873,651               960,921             1,834,572              39.47%
as a group (12 persons)

II.     Others


Bank One as Trustee of the                    _                 554,904 (16)          554,904 (16)         11.94%
Community Bancshares, Inc.
Employee Stock Ownership Plan
("ESOP") (15)

R. C. Corr, Jr., Doris J. Corr,           101,775               362,228               464,003               9.98%
Bryan A. Corr, Tina M. Corr, Joan
M. Currier, John David Currier,
Christina M. Currier, Corr, Inc.,
A. Lee Hanson, Jimmy C. Smith, J.R.
Whitlock, Sr. and William S.
Wittmeier, Jr. as a group (17)



(1) The number of shares reflected are shares which, under applicable Commission regulations, are deemed to be beneficially owned, including shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable, or which will become exercisable within 60 days following March 1, 1999, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The total number of shares beneficially owned is divided, where applicable, into two categories: (i) shares as to which voting/investment power is held solely, and (ii) shares as to which voting/investment power is shared.

(2) Unless otherwise specified in the following footnotes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. Some individuals are shown as beneficial owners of shares held by the Community Bancshares, Inc. Employee Stock Ownership Plan (the "ESOP"). The individual has sole power to direct the ESOP trustee as to the manner in which shares allocated to the individual's account under the ESOP are to be voted. The individual has no direct power of disposition with respect to shares allocated to the individual's account, except to request a distribution under the terms of ESOP.

(3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee, executive officer or 5% shareholder. In the cases of Messrs. Kennon R. Patterson, Sr., Bishop K. Walker, Jr. and Denny G. Kelly, this column includes 267,836 shares which are held by the ESOP and which have not been allocated to any participant account. These individuals serve as members of the Administrative Committee of the ESOP and have voting and investment authority over the unallocated shares, but each individual disclaims any beneficial ownership with respect to such unallocated shares. In the case of Messrs. Kennon R. Patterson, Sr., Bishop K. Walker, Jr., Denny G. Kelly, Loy McGruder and Hodge Patterson, III, this column includes 5,322 shares held by Community Investments, a partnership composed of eight individuals, of which each such individual is a partner. The number of shares shown is each partner's individual interest in the 42,578 shares of Common Stock held by the partnership.

(4) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.

(5) Includes 34,000 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 13,172 shares allocated to Mr. Kelly's ESOP account as of December 31, 1997.

6) Includes 28,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.

(7) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999, pursuant to stock options and 7,983 shares allocated to Mr. McGruder's ESOP account as of December 31, 1997.

(8) Includes 28,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 9,484 shares allocated to Mr. Patterson's ESOP account as of December 31, 1997.

(9) Includes 72,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 33,207 shares allocated to Mr. Patterson's ESOP account as of December 31, 1997.

(10) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.

(11) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.






                                      III-2

(12) Includes 62,200 shares held by Summerford Nursing Home and 14,000 shares held by Summerford Drug. Mr. Summerford is a controlling shareholder of both companies.

(13) Includes 52,333 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 11,747 shares allocated to Mr. Walker's ESOP account as of December 31, 1997.

(14) Includes 28,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.

(15)     The address of Bank One is P. O. Box 60279, New Orleans, Louisiana
         70160.

(16) Participants in the ESOP have the power to direct the ESOP trustee how to vote shares allocated to their individual accounts. Any unallocated shares, and any allocated shares with respect to which voting instructions are not received from a participant, will be voted by the appropriate ESOP fiduciary in its discretion.

(17) The address of the members of the Corr and Currier families and Corr, Inc. (f/k/a Oneonta Telephone Company, Inc.) is 600 Third Avenue East, Oneonta, Alabama 35121. Mr. Hanson's address is No. 5 Greenbriar Lane, Oneonta, Alabama 35121. Mr. Smith's address is 1630 2nd Avenue East, Oneonta, Alabama 35121. Mr. Whitlock's address is 3410 Rocky Hollow Road, Blountsville, Alabama 35031. Mr. Wittmeier's address is 1 Creek Side Way, S.W., Rome, Georgia 30165.

*        Less than 1%.



                                      III-3

                           COMMUNITY BANCSHARES, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                THE STOCKHOLDERS FOR INTEGRITY AND RESPONSIBILITY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Bryan A. Corr, Jimmy C. Smith, and J.R. Whitlock, Sr., or any of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Community Bancshares, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of stockholders of the Company, to be held at the Administrative Building of the headquarters of the Company, Highway 231 South, Blountsville, Alabama, on Thursday, April 22, 1999, at 10:00 a.m., Central Time, and at any adjournments or postponements, continuations or reschedulings thereof, in the following manner:

(Please mark each proposal with an "X" in the appropriate box.)

1.  Election of Directors
         [ ] FOR all nominees listed below                             [ ] AUTHORITY WITHHELD to vote for all nominees
         (except as otherwise instructed below)

                    Bryan A. Corr, Jimmy C. Smith, J. R. Whitlock, Sr. and William S. Wittmeier, Jr.

          TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-----------------------------------------------------------------------------------------------------------------------

THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" THE STOCKHOLDER NOMINEES.

2. Stockholder Proposal to adopt an amendment to the Bylaws of the Company to restrict the composition of the Board of Directors (with the exception of the President) to independent directors.

    [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

       THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

3. Stockholder Proposal to adopt an amendment to the Bylaws of the Company to provide for declassification of the Board of Directors.

    [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN
       THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

4. Stockholder Proposal to adopt an amendment to the Bylaws of the Company to separate the positions of Chairman of the Board and President of the Company.

    [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

        THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4.

5. Stockholder Proposal to adopt an amendment to the Bylaws of the Company to appoint an advisory committee of stockholder representatives.

    [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

        THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 5.

6. Stockholder Proposal to adopt an amendment to the Bylaws of the Company to set forth certain requirements with respect to the independent auditor of the Company.

     [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

       THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 6.

7. Management Proposal to ratify the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP to serve as the independent auditor of the Company and its subsidiaries for the year ending December 31, 1999.

     [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

       THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL 7.

8. Management Proposal to approve and adopt an Amended and Restated Certificate of Incorporation of the Company.

     [ ] FOR                            [ ] AGAINST               [ ] ABSTAIN

       THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL 8.

9. In their discretion, upon such other matters as may properly come before the meeting.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6; AGAINST PROPOSALS 7 AND 8; AND IN THE DISCRETION SPECIFIED IN ITEM 9.


                                 Dated:
                                       -------------------------------------


                                 -------------------------------------------
                                 Signature


                                 -------------------------------------------
                                 Signature

                                 Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In the case of joint owners, each joint owner should sign.


  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED ENVELOPE.
               NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.